Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-29344) of Scientific Measurement Systems, Inc. (the Company) of our report dated September 16, except as to Notes w,e and 10, which are as of October 21, 1994, appearing on page 17 of this Form 10-KSB.



/s/Price Waterhouse LLP

Austin, Texas
October 25, 1995






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


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-29344) of Scientific Measurement Systems, Inc. (the Company) of our report dated September 15, appearing on page 16 of this Form 10-KSB.



/s/BDO Seidman, LLP

Austin, Texas
October 30, 1995




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